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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in the Current Report (Form 8-K/A, Amendment No. 1) of World Access, Inc. of our report dated October 15, 1997, with respect to the consolidated financial statements of Telco Systems, Inc. for the year ended August 31, 1997, and to the incorporation by reference of such report in the Registration Statements (Form S-8 Nos. 33-77918, 33-47752, 333-17741 and 333-59347 and Form S-3 No. 333-43497) of World Access, Inc.

                                          Ernst & Young LLP

Boston, Massachusetts
September 23, 1998